Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF FOREST OIL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-K/A for the year ended December 31, 2013 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Forest Oil Corporation (the “Company”) hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 1, 2014	/s/ Patrick R. McDonald
(Date)	Patrick R. McDonald President and Chief Executive Officer